Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FIRST-QUARTER 2011 RESULTS

— Maintains sales and adjusted* earnings projections for 2011 —

LAKE FOREST, Ill., April 26, 2011 — Hospira, Inc. (NYSE: HSP), a leading global specialty pharmaceutical and medication delivery company, today reported results for the first quarter ended March 31, 2011. Net sales for the quarter were $1.0 billion, and adjusted* diluted earnings per share were $0.93. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira started out the year with a stronger-than-expected first quarter, aided by strong U.S. sales of docetaxel and gemcitabine, two major oncolytic pharmaceuticals,” said Christopher B. Begley, executive chairman and former chief executive officer (CEO). “During the quarter, we gained momentum on several of our existing and newly launched specialty pharmaceuticals and made good progress in decreasing our level of backorders to better serve our customers. We remain focused on driving quality enhancements throughout the organization and on improving shareholder value through strong execution and sustainable growth.”

Continued Begley, “During the quarter, we also welcomed new CEO F. Michael Ball, who joined Hospira on March 28. Mike is the perfect fit for Hospira, and after his first few weeks with us, I am even more confident he is the right person to lead the company and build on all we have accomplished over the past seven years.”

First-Quarter 2011 Results

The following table highlights selected financial results for the first quarter of 2011 compared to the same period in 2010:

In $ millions, except per share	GAAP Three Months Ended March 31,		%	Adjusted* Three Months Ended March 31,		%
amounts	2011	2010	Change	2011	2010	Change
Net Sales	$1,002.3	$1,007.6	(0.5)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$399.1	$430.3	(7.3)%	$424.3	$454.7	(6.7)%
Income from Operations	$163.8	$207.6	(21.1)%	$203.4	$239.9	(15.2)%
Diluted EPS	$0.88	$0.84	4.8%	$0.93	$0.94	(1.1)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	39.8%	42.7%		42.3%	45.1%
Income from Operations	16.3%	20.6%		20.3%	23.8%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales were $1.0 billion in the first quarter of 2011, relatively flat with the first quarter of 2010. Although Specialty Injectable Pharmaceuticals (SIP) delivered strong performance in the first quarter of 2011, driven mainly by the U.S. net sales of the recently launched generic oncolytic docetaxel and several other recently launched compounds, the year-over-year comparison was made difficult because of the benefit realized in the first quarter of 2010 from the U.S. net sales impact of generic oncolytic oxaliplatin, which Hospira temporarily discontinued in mid-2010.

Adjusted* income from operations decreased 15 percent to $203 million in the first quarter of 2011, compared to $240 million in the first quarter of 2010. The decline was a result of a difficult year-over-year comparison driven by strong margin contribution from U.S. net sales of oxaliplatin in the first quarter of 2010.  Improved manufacturing efficiency from the company’s Project Fuel optimization initiatives and margin contribution from U.S. sales of docetaxel in the first quarter of 2011 were tempered by the joint-venture arrangement related to the production of docetaxel, as well as by higher research and development expenses associated with new product development programs.

The effective tax rate on an adjusted basis* in the quarter was 23.0 percent compared to 27.1 percent in the first quarter of 2010. The decrease primarily reflects the impact of the renewal by the U.S. federal government of several tax extender bills that were not in effect in the first quarter of 2010.

Cash Flow

Cash flow from operations for the first quarter resulted in an inflow of $6 million. Higher inventory levels and accounts receivables related to U.S. sales of docetaxel somewhat offset the otherwise strong operating performance in the quarter.

Capital expenditures were $62 million for the first quarter of 2011, compared to $41 million for the same period in 2010. The increase is primarily associated with investments related to manufacturing optimization and information technology (IT) initiatives.

Stock Repurchase Authorization

On April 25, 2011, Hospira announced that its board of directors authorized the repurchase of up to $1.0 billion in common stock. The multi-year program reaffirms Hospira’s commitment to return value to its shareholders, yet provides the flexibility to reinvest in the business and pursue future growth opportunities. The company recently completed a $400 million share repurchase authorization initiated in 2006.

2011 Projections

Hospira is maintaining guidance for net sales growth of approximately 5 to 7 percent on a constant-currency basis, with foreign exchange expected to contribute a positive 1 percent.

Adjusted* diluted earnings per share projections for full-year 2011 remain between $3.90 and $4.00 per share, or year-over-year growth of 18 to 21 percent.

The reconciliation between the projected 2011 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$3.90 - $4.00

Charges related to Project Fuel initiatives completed in March 2011	($0.04)

Charges related to facilities optimization initiatives	($0.01)

Charges related to certain Latin America distributor operations	($0.03)

Tax benefit from the settlement of a U.S. income tax audit	$0.12

Estimated $70 million for the amortization and impairment of intangible assets related to certain acquisitions	($0.27)

Diluted earnings per share — GAAP	$3.67 - $3.77

The adjusting items are shown net of tax in aggregate of $28 million, which is calculated for the specified adjustments stated above, based on the statutory tax rate in the various tax jurisdictions in which the items are expected to occur.

The company is maintaining its guidance for cash flow from operations to range between $650 million and $700 million. Depreciation and amortization also remain unchanged, in the range of $230 million to $250 million. Capital expenditures are now projected to range between $375 million and $400 million as a result of capacity expansion efforts.

*Use of Non-GAAP Financial Measures

Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material

Hospira will hold a conference call for investors and media at 8 a.m. Central time on Tuesday, April 26, 2011. A simultaneous webcast of the conference call will be available on Hospira’s website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the website for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., and has approximately 14,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, cash flow and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended March 31,
	2011	2010	% Change
Net sales	$1,002.3	$1,007.6	(0.5)%

Cost of products sold	603.2	577.3	4.5%
Restructuring, impairment and (gain) on disposition of assets, net	13.2	(7.6)	(273.7)%
Research and development	56.9	51.7	10.1%
Selling, general and administrative	165.2	178.6	(7.5)%
Total operating costs and expenses	838.5	800.0	4.8%
Income From Operations	163.8	207.6	(21.1)%

Interest expense	23.4	23.4	—%
Other income, net	(2.2)	(1.2)	83.3%
Income Before Income Taxes	142.6	185.4	(23.1)%

Income tax expense	9.9	44.2	(77.6)%
Equity income from affiliates, net	(17.2)	(0.5)	nm %
Net Income	$149.9	$141.7	5.8%

Earnings Per Common Share:
Basic	$0.90	$0.86	4.7%
Diluted	$0.88	$0.84	4.8%

Weighted Average Common Shares Outstanding:
Basic	166.8	164.1	1.6%
Diluted	170.2	169.3	0.5%

Adjusted Gross Profit (1)(2)	$424.3	$454.7	(6.7)%
Adjusted Income From Operations (1)	$203.4	$239.9	(15.2)%
Adjusted Net Income (1)	$157.5	$159.4	(1.2)%
Adjusted Diluted Earnings Per Share (1)	$0.93	$0.94	(1.1)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2011	2010	2011	2010
Gross Profit (2)	39.8%	42.7%	42.3%	45.1%
Income From Operations	16.3%	20.6%	20.3%	23.8%
Net Income	15.0%	14.1%	15.7%	15.8%
Income Tax Rate	6.9%	23.8%	23.0%	27.1%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

nm - Percentage change is not meaningful.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars and shares in millions, except for per share amounts)

Three months ended March 31, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$399.1	$163.8	$149.9	$0.88
Specified items:
Project Fuel and related charges (A)	5.0	9.6	6.3	0.04
Facilities Optimization charges (B)	0.8	1.1	0.7	0.01
Amortization and impairment of certain intangible assets (C)	19.4	21.1	14.5	0.09
Other restructuring charges (D)	—	7.8	5.8	0.03
Settlement of IRS tax audit benefit (E)	—	—	(19.7)	(0.12)
Adjusted financial measures (3)	$424.3	$203.4	$157.5	$0.93

GAAP results for the three months ended March 31, 2011 include:

(A)           Project Fuel and related charges: $5.0 million reported in Cost of products sold, $3.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.2 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)            Facilities Optimization charges: $0.8 million reported in Cost of products sold and $0.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization and impairment of certain intangible assets: $19.4 million reported in Cost of products sold and $1.7 million reported in Restructuring, impairment and (gain) on disposition of assets, net resulting from acquisitions including Mayne Pharma Limited (“Mayne Pharma”), Javelin  Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira Healthcare India Private Limited (“Hospira India”).

(D)           Other restructuring charges: $7.8 million reported in Restructuring, impairment and (gain) on disposition of assets, net for distribution contract termination charges related to certain Latin America operations.

(E)            Settlement of IRS tax audit benefit of $19.7 million reported in Income tax expense. This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

Three months ended March 31, 2010 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$430.3	$207.6	$141.7	$0.84
Specified items:
Project Fuel and related charges(A)	3.7	(1.4)	(4.6)	(0.03)
Facilities Optimization charges (B)	2.0	3.0	2.1	0.01
Amortization of certain intangible assets (C)	18.7	18.7	12.6	0.08
Acquisition and integration-related charges (D)	—	12.0	7.6	0.04
Adjusted financial measures (3)	$454.7	$239.9	$159.4	$0.94

GAAP results for the three months ended March 31, 2010 include:

(A)           Project Fuel and related charges: $3.7 million reported in Cost of products sold, $(8.6) million reported in Restructuring, impairment and (gain) on disposition of assets, net, $0.2 million reported in Research and development and $3.3 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges. These charges are offset by a $11.4 million gain reported in Restructuring, impairment and (gain) on disposition of assets, net related to the disposal of the non-strategic net assets associated with the Wasserburg, Germany, facility.

(B)            Facilities Optimization charges: $2.0 million reported in Cost of products sold and $1.0 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma and a generic injectable business by Hospira India.

(D)           Acquisition and integration-related charges: $1.0 million reported in Research and development and $11.0 million reported in Selling, general and administrative. These charges include acquisition and integration costs related to the acquisition by Hospira India.

(1)             Gross profit is defined as Net sales less Cost of products sold.

(2)             Adjusted Net Income is shown net of tax of $32.0 million and $14.8 million for the three months ended March 31, 2011 and 2010, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred.

(3)             The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on April 26, 2011 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$597.1	$604.3
Trade receivables, less allowances of $10.5 in 2011 and $8.2 in 2010	719.6	605.0
Inventories	1,072.7	955.5
Deferred income taxes	161.0	165.2
Prepaid expenses	43.8	43.6
Other receivables	74.4	103.9
Total Current Assets	2,668.6	2,477.5
Property and equipment, net	1,296.4	1,279.2
Intangible assets, net	509.2	527.7
Goodwill	1,491.2	1,471.2
Deferred income taxes	174.3	161.0
Investments	83.1	64.7
Other assets	67.1	65.0
Total Assets	$6,289.9	$6,046.3

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$34.9	$33.5
Trade accounts payable	291.1	320.7
Salaries, wages and commissions	112.4	136.0
Other accrued liabilities	492.4	441.4
Total Current Liabilities	930.8	931.6
Long-term debt	1,710.6	1,714.4
Deferred income taxes	4.3	4.4
Post-retirement obligations and other long-term liabilities	190.3	212.4
Commitments and Contingencies
Total Shareholders’ Equity	3,453.9	3,183.5
Total Liabilities and Shareholders’ Equity	$6,289.9	$6,046.3

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2011	2010

Cash Flow From Operating Activities:
Net income	$149.9	$141.7
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	40.8	39.1
Amortization of intangible assets	22.2	21.5
Stock-based compensation expense	13.7	17.3
Undistributed equity income from affiliates	(17.2)	(0.5)
Deferred income taxes and other tax adjustments	(15.1)	22.3
Impairment and other asset charges	6.8	—
Gain on disposition of assets	—	(11.4)
Changes in assets and liabilities-
Trade receivables	(100.8)	(141.2)
Inventories	(115.1)	(11.2)
Prepaid expenses and other assets	6.7	(7.3)
Trade accounts payable	(27.5)	18.1
Other liabilities	44.0	(94.6)
Other, net	(2.3)	0.5
Net Cash Provided by (Used in) Operating Activities	6.1	(5.7)

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(62.2)	(40.6)
Acquisition, net of cash acquired	—	(381.0)
Purchases of intangibles and other investments	(2.5)	(8.7)
Proceeds from disposition of businesses and assets	13.3	62.6
Net Cash Used in Investing Activities	(51.4)	(367.7)

Cash Flow From Financing Activities:
Other borrowings, net	0.4	0.1
Excess tax benefit from stock-based compensation arrangements	4.6	7.9
Proceeds from stock options exercised	26.8	67.3
Net Cash Provided by Financing Activities	31.8	75.3

Effect of exchange rate changes on cash and cash equivalents	6.3	(1.6)

Net change in cash and cash equivalents	(7.2)	(299.7)
Cash and cash equivalents at beginning of period	604.3	946.0
Cash and cash equivalents at end of period	$597.1	$646.3

Supplemental Cash Flow Information:
Cash paid (received) during the period-
Interest	$31.0	$30.5
Income taxes, net of refunds	$(21.0)	$21.0

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended March 31,
	2011	2010	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas—
Specialty Injectable Pharmaceuticals	$511.3	$483.9	5.7%	5.2%
Medication Management	196.0	206.5	(5.1)%	(6.0)%
Other Pharma	101.6	125.4	(19.0)%	(19.1)%
Total Americas	808.9	815.8	(0.8)%	(1.4)%

Europe, Middle East & Africa—
Specialty Injectable Pharmaceuticals	68.5	69.9	(2.0)%	(2.6)%
Medication Management	33.8	34.0	(0.6)%	—%
Other Pharma	17.7	18.6	(4.8)%	(5.9)%
Total Europe, Middle East & Africa	120.0	122.5	(2.0)%	(2.4)%

Asia Pacific—
Specialty Injectable Pharmaceuticals	58.8	57.6	2.1%	(5.6)%
Medication Management	10.4	9.6	8.3%	(1.0)%
Other Pharma	4.2	2.1	100.0%	76.2%
Total Asia Pacific	73.4	69.3	5.9%	(2.5)%

Net Sales	$1,002.3	$1,007.6	(0.5)%	(1.6)%

Global—
Specialty Injectable Pharmaceuticals	$638.6	$611.4	4.4%	3.3%
Medication Management	240.2	250.1	(4.0)%	(5.0)%
Other Pharma	123.5	146.1	(15.5)%	(16.1)%

Net Sales	$1,002.3	$1,007.6	(0.5)%	(1.6)%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates (reflecting comparative local currency balances at prior period foreign exchange rates), which we define as current period net sales excluding the impact of the change in foreign exchange rates less prior period reported net sales divided by prior period reported net sales. This financial measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this financial measure aids in the understanding of our change in net sales without the impact of foreign currency. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP.